As filed with the Securities and Exchange Commission on August 14, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

04-2825458

(I.R.S. Employer Identification No.)

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2006 Stock Option and Incentive Plan

(Full Title of the Plan)

George W. LeMaitre

Chairman and Chief Executive Officer

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

(Name and Address of Agent for Service)

(781) 221-2266

Telephone Number, Including Area Code, of Agent For Service.

Copies to:

Michael H. Bison, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐            Accelerated filer  ☐            Non-accelerated filer  ☐            Smaller reporting company  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Amended and Restated 2006 Stock Option and Incentive Plan	254,908	$3.00(2)	$764,724	$42.67
Common Stock, par value $0.01 per share	121,158	$3.30(2)	$399,821	$22.31
	373,934	$3.24(3)	$1,211,546	$67.60
Total	750,000		$2,376,091	$132.59

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)	Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3)	An assumed price of $3.24 per share, which is the average of the high and low prices of the Registrant’s common stock reported on the Nasdaq Global Market on August 12, 2009, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act and has been used only for those shares without a fixed exercise price.

NOTE

This Registration Statement on Form S-8 registers 750,000 additional shares of Common Stock, $0.01 par value per share (the “Common Stock”), of LeMaitre Vascular, Inc. (the “Registrant”) which are reserved for issuance under the Registrant’s Amended and Restated 2006 Stock Option and Incentive Plan (the “2006 Plan”). The securities subject to this Registration Statement on Form S-8 are of the same class as the Registrant’s Common Stock for which the Registrant previously filed a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-138181, as filed with the Securities and Exchange Commission on October 24, 2006 are hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this Registration Statement, an aggregate of 1,500,000 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the 2006 Plan. To the extent outstanding awards under the Company’s 1997 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan or 2004 Stock Option Plan expire or are canceled or terminated without having been exercised in full, the shares of common stock subject to such awards will be available for future issuance under the Amended and Restated 2006 Stock Option and Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 31, 2009;

(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2009;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 14, 2009;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 14, 2009;

(e)	The Registrant’s Current Report on Form 8-K filed on March 3, 2009 (only as to Item 1.02);

(f)	The Registrant’s Current Report on Form 8-K filed on March 27, 2009 (only as to Item 1.02);

(g)	The Registrant’s Current Report on Form 8-K filed on June 23, 2009 (only as to Item 1.01); and

(h)	The Registrant’s Current Report on Form 8-K filed on July 14, 2009;

(i)	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on October 17, 2006, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on August 14, 2009.

LEMAITRE VASCULAR, INC.

By:	/s/ George W. LeMaitre
George W. LeMaitre
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of George W. LeMaitre, David B. Roberts and Aaron M. Grossman as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following person in the capacities on the dates indicated.

Signature	Title(s)	Date

/s/ George W. LeMaitre George W. LeMaitre	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2009

/s/ Joseph P. Pellegrino, Jr. Joseph P. Pellegrino, Jr.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2009

/s/ Russell D. Hays Russell D. Hays	Director	August 14, 2009

/s/ Michael C. Jackson Michael C. Jackson	Director	August 14, 2009

/s/ Lawrence J. Jasinski Lawrence J. Jasinski	Director	August 14, 2009

/s/ Cornelia W. LeMaitre Cornelia W. LeMaitre	Vice President, Human Resources and Director	August 14, 2009

/s/ George D. LeMaitre, M.D. George D. LeMaitre, M.D.	Director	August 14, 2009

/s/ John J. O’Connor John J. O’Connor	Director	August 14, 2009

/s/ David B. Roberts David B. Roberts	President and Director	August 14, 2009

/s/ William N. Thorndike, Jr. William N. Thorndike, Jr.	Director	August 14, 2009

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

10.1	Amended and Restated 2006 Stock Option and Incentive Plan of the Registrant

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)